Exhibit 23



               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of J.P. Morgan & Co. Incorporated of our report dated January 14, 1998 appearing on page 41 of the J.P.
Morgan & Co. Incorporated's 1997 Annual Report on Form 10-K for the year ended December 31, 1997 (included in J.P.
Morgan & Co. Incorporated's Annual Report to Stockholders).
We also consent to the reference to us under the heading
"Experts" in such Prospectus.


      PRICE WATERHOUSE LLP/s/
      New York, New York
      May 6, 1998